Exhibit 5.1

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone (212) 907-6457

www.gracinmarlow.com

March 2, 2015

The Board of Directors

CVSL Inc.

2400 North Dallas Parkway, Suite 230

Plano, Texas 75093

Ladies and Gentlemen:

We have acted as counsel to CVSL Inc., a Florida corporation (the “Company”), in connection with the proposed issuance of 7,667,050 shares (including up to 1,000,050 shares subject to the underwriters’ over-allotment option) (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), warrants to purchase up to an aggregate of 7,667,050 shares (the “Warrant Shares”) of Common Stock (including up to 1,000,050 warrants subject to the underwriters’ over-allotment option) (the “Warrants” ), and warrants (the “Representative’s Warrants”) to purchase up to an aggregate of 166,675 shares of Common Stock (the “Representative's Warrant Shares”). The Shares, the Warrants, the Warrant Shares, the Representative’s Warrants and the Representative’s Warrant Shares are included in a Registration Statement on Form S-3 (File No. 333-200712) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on January 15, 2015, a base prospectus dated January 15, 2015 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement dated February 24, 2015 filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement dated February 26, 2015 filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares, the Warrants, the Warrant Shares, the Representative’s Warrants and the Representative's Warrant Shares are being sold pursuant to an underwriting agreement dated February 26, 2015 between the Company and Aegis Capital Corp., as representative of the several underwriters listed on Schedule 1 thereto (the “Underwriting Agreement”).

As counsel to the Company, we have examined and relied upon the Registration Statement, the Preliminary Prospectus and the Prospectus, and the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, the Warrants, the Warrant Shares, the Representative’s Warrants and the Representative's Warrant Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion (i) that the Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Underwriting Agreement, will be legally issued, fully paid and non-assessable under the laws of the State of Florida; (ii) the Warrants and the Representative’s Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by their terms and the Underwriting Agreement, will be valid and binding obligations of the Company; and (iii) the Warrant Shares and the Representative’s Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and the Representative’s Warrants, respectively, will be validly issued, fully paid and non-assessable. We express no opinion as to matters governed by any laws other than the laws of the State of Florida, the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Preliminary Prospectus and the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the issuance and sale of the Shares, the Warrants, the Warrant Shares, the Representative’s Warrants and the Representative’s Warrant Shares pursuant to the Underwriting Agreement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is delivered solely in connection with the consummation of the transactions described herein, and may not be relied upon by you for any other purpose nor by any other person for any purpose.

Very truly yours,

/s/ Gracin & Marlow, LLP